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SUP - Q2 2003 SUPERIOR INDUSTRIES EARNINGS CONFERENCE CALL

EVENT DATE/TIME: JUL. 17. 2003 / 2:00PM ET
EVENT DURATION: 40 MIN

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SUP - Q2 2003 SUPERIOR INDUSTRIES EARNINGS CONFERENCE CALL

CORPORATE PARTICIPANTS

JEFFREY ORNSTEIN
Superior Industries International Inc - CFO & VP

STEVEN J BORICK
Superior Industries International Inc - President, COO

CONFERENCE CALL PARTICIPANTS

DAVID LEIKER
Robert W. Baird - Analyst

DAVID SIINO
Gabelli Company - Analyst

GREGORY TER FAJE
Morgan Stanley - Analyst

CHRISTOPHER D. MANUEL
McDonald's Investments - Analyst

JOHN ROGERS
Wachovia Securities - Analyst

MAX GEORGE
Ivory Capital - Analyst

PRESENTATION

OPERATOR

Good afternoon. Welcome, ladies and gentlemen, to the Superior Industries Second Quarter Earnings Release Teleconference. At this time, I would like to inform you that this conference is being recorded and that all participants are in a listen-only mode. At the request of the company, we will open the conference up for questions and answers after the presentation. I will now turn the conference over to Jeffrey Ornstein. Please go ahead, sir.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES INTERNATIONAL INC - CFO & VP

Thank you. Good morning on the West Coast and good afternoon on the East Coast. My remarks today will include certain projections and estimates which are obviously forward-looking statements as defined. Actual results could significantly be different, depending on many factors. The company undertakes no legal obligation to update any of the forward-looking statements made today. If you are unsure of what the various risks are in this business, please review them in more detail in our form 10Q for the first quarter, 2003, and also detailed in our form 10K for the year 2002. I am pleased to report earnings for the second quarter. They were in the range of our estimates that were established at the first quarter earnings teleconference. Sales dollars came in close to last year with unit shipments of wheels down 2%. However, gross margins were impacted by a variety of factors, which I will discuss further. As most of you are aware, this was a difficult quarter for the automobile industry. Production cuts caused us to shut down or cut back at our plants. We produced about 6% less wheels last year with substantially greater capacity, particularly our New Mexican facility where we increased the wheel-making capacity by more than 50% last year.

Despite challenging economic circumstances, we are pleased to report superior has continued to accomplish our goals, a key to our long-term strategy. In the quarter auto production was down 7.5% while superior only posted a 2% decline in shipments. We continue to out perform GM and Ford production. More importantly we posted a record 17% non-GM. and Ford business in the quarter. Our diversification strategy is successful with increased which business for the Mitsubishi Endeavor, the (ph) 6 Dodge Durango Dakota and other DCX vehicles programs.

I would like to call your attention to the accounting treatment for aluminum under cards component business, which was consolidated effective January 1 of this year. We reflected this decision in our first quarter financial statements as filed with the SEC. in our 10Q. This change had the impact of reducing gross margins by approximately 2% points in this second quarter. In the

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SUP - Q2 2003 SUPERIOR INDUSTRIES EARNINGS CONFERENCE CALL

prior year this net expense was not included in the determination of gross margin and was set out in a separate line item. This business is expected to record revenues of over $10 million for the full year.

Accordingly, we believe this business is commercially viable as defined from an accounting point of view and have started to consolidate date its results this year. This will be consistent throughout 2003 but will not be comparable to the accounting presentation for 2002. Additional factors impacting gross margin for this second quarter related to mix of shift of certain specialty programs that previously provided a richer mix that ended at the end of the first quarter.

Additional launch costs related to the recently announced F-150 and other programs in process but not yet announced, extra costs and disruption related to expansions and existing plants in process that we did not split out separately, extra expenses related to major maintenance programs during our plant shutdowns, energy price increases on the un-contracted fixed price portion of our energy, particularly in Mexico, and, finally, customer price reductions. In the second quarter, Superior did experience gross margin compression as a result of the much-publicized OEM efforts to force price concessions on their suppliers.

Our goal and the on of cost initiatives in place throughout the organization is to stay ahead of these price give-backs to protect our financial performance measures. We feel we have a plan to maintain profit growth long-term, even in the face of these brutal pricing demands. Our strategy is pro active rather than reactive, while unit margins near term may not return to the levels we saw in 2000, we feel confident we can continue total profit growth through top line revenue growth, by providing excellent service to our customers, this will yield continued program wins in the future as we are accomplishing today. The Ford F-150 program, one of our largest contract awards ever for an entirely new program really evidences that ability. One of the other items mentioned above related to our margin opening is our multiple expansion programs.

Remember that we have maintained profitable production in each of the plants we were expanding. These expansions have affected margins and cost efficiencies, and in some cases will continue for the rest of the year. Our Fayetteville, Arkansas, and Pittsburgh, Kansas plants are just now beginning the most intense portion of their expansions, and will struggle with margins through the first part of the 2004. The counterbalancing point of this particular expansion strategy on the other hand is that they are entirely internally funded and there is no below the line start up expenses over a two-year period as it is normally the case with the new plant. We feel confident; we are maximizing profits with this strategy even though it is weighing down our margins in the short-term. The long-term strategy for aluminum suspension component business is on track. Shipments on the Cadillac CTS arms continue and initial parts related to the new orders for the Cadillac SRX, which is a luxury activity vehicle and XLR, a sports car for Cadillac have begun with the Corvette C6, and Cadillac Seville slated for next year.

Annual awarded business of $40 million is progressing as planned, and previously announced, and aggressive marketing continues to potentially increase these orders. Our bed plate program is coming to an end, and the one-time launch costs, which by the way were fully expensed and absorbed in our profit and loss statements will clearly benefit our technical expertise in this arena and continue to further our reputation as a reliable component parts supplier for the future.

The Hungarian joint Venture continues to post increased results based on high, steady shipping schedules on existing orders. The excellent results are 50% equity earnings share of $1.0 million or 36% for the quarter and are up over $2 million for the six months to date is primarily volume driven and also benefiting from favorable currency movements. Our major programs that continue to contribute large numbers include aluminum wheels for General Motors, GMT800 and Escalade and Chevy Venture. Ford's explorer, Focus, Expedition, Windstar, soon to be named free star, and Mustang, Daimler Chrysler's PT cruiser, Toyota's Camry and Matrix and Nissan Sentra, Frontier, and Maxima. Coupled with our new award for the F-150 and other unannounced programs, Superior Industries (SUP) really dominate most aluminum wheel programs for North America's best selling major vehicles. We are the high volume, low-cost producer with the leading market share, a position of strength with the financial resources and the strong balance sheet to maintain that leadership.

Looking forward we forecast a strong second-half. However, timing of the new launches is critical, as heavy volume shifts could occur between September and October, September being in our third-quarter and October being in our fourth, and that will depend on customer launch schedules. Accordingly, we are comfortable around the $3 level per share for the entire year 2003. With that statement, I would like to remind you that my remarks have included projections and estimates, which are obviously forward-looking statements. Actual results could be significantly different and the company again undertakes no legal obligation of bates, if you are unsure what they are look in the 10Q and 10K, however in this case, it will depend heavily on customer production schedules.

Reviewing the detail numbers, we had sales in the quarter of 210,787,700 compared to 211,968,000 and that included now this year only 2.4 million of sales related to our component business, which brings our total sales to $422,279,000 which includes $5 million, a little under $6 million of component wheel sales. Our operating income as a percentage of sales was 11% compared to
13.6 for those factors that I mentioned earlier. For the year we're at about 13% compared to 13.5%. That's our earnings per share were at .66-cent on net income of $17,677,000 compared to $20,954,000 or 78 cents for the quarter. We're at $1.48 for the six months $39,943,000 compared to $38,126,000, $1.42 a year ago.

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Our OEM unit ships were down about 2%, which compared favorably to North
American production of down 7.5%. So for the year we're up slightly, a little under 1% against a 4% decline for North American production.

Our utilization rates as I indicated were down from last year, which caused a lot of the fixed costs absorption, considerations that weighed down our margins. So as a result, our gross profit margin was a little under 14% compared to a little under 18 % a year ago for the quarter. Our net income is still very respectable at 8.4%. We're very proud of that. That compares to 9.9% a year ago. For the year we're aft 9.5%, a very respectable margin compared to 9.6% a year ago. Shareholders equity is now at $563, 656,000 compared to $501,234,000. That brings our return to 14%, compared to 16% a year ago. Current ratios are very strong with no debt, 3.5 to 1. Our weighted average shares for the quarter, $26,986,000 compared to 26,967,000. Our shares repurchase in the quarter $26,300 and an average price of $36. So far this year we bought back 107,300 shares at $37.

Our depreciation for the quarter $8,125,000 for the six months $15,790,000 and we're still on estimate at about $35.7 million for the year. Capital expenditures were $20,184,000 that brings our year to date capital expenditures to $43,714,000, which is on schedule to, I believe we have been talking about a little under $80 million for the year including all the expansions. Interest income was $729,000 compared to $654,000. And as I mentioned the joint venture in Hungary brings $2.7 million this year compared to $1.7 million a year ago, $4.7 million for the six months compared to $2.5 million a year ago. Our --finally our cash balance this year sits at $152,809,000, higher than a year ago at 142,225,000.

And finally, for those who usually ask, I will quickly go over the balance sheet. The cash, $152.8 million, accounts receivable $162.4. inventories $58.6 million. That's sum of what I have been talking about, we had a reduction of almost $10 million from the first quarter. Current deferred taxes at $4.5 million. Other current assets at $5.9 million. Total of current assets is $384.2. Property plan and equipment net $264 million. Long-term assets at $43.8 million. Total assets $692.1 million. Accounts payable, 53.6 million. Accrued expenses 54.9 million, total long-term liabilities 14.2 million. No long-term debt. Deferred income taxes 5.8 million. Share-- Shareholders equity (ph) 563.6.total liabilities and equity came at total assets $692.1 million That concludes my formal remarks.

And we would like to appreciate your questions and hopefully can clear up anything that didn't quite come across.

Roseanne, if you could start the question-and-answer period we would appreciate it.

QUESTION AND ANSWER

OPERATOR

The question-and-answer session will begin at this time. If you are using a speaker phone, please pick up the hand set before pressing any numbers. Should you have a question, please press "*" 1 on your push-button telephone. If you wish to withdraw your question, please press "*" 2. Your questions will be taken in the order they are received. Please stand by for your first question.

Our first question comes from David Leiker from Robert W. Baird. Please go ahead.

DAVID LEIKER - ROBERT W. BAIRD - ANALYST

Last year when you launched on the ram pick up truck, a pretty significant level of initial shipments. Doesn't seem like you had the same thing here with the F series.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES INTERNATIONAL INC - CFO & VP

That's correct. The F series has not begun in full swing yet. Because of the size of the program, you have had significant launch resources being dedicated to it. You know, you -- you can estimate the size of that F-150. You know, and it's -- it's five different wheels I'm being reminded, so it's quite a large program for us. Not to mention, you know, some of the others which I can't mention their names, but other launches that are going on right now that, over the next 90 days will -- we will be announcing.

DAVID LEIKER - ROBERT W. BAIRD - ANALYST

Will we see that happen in the third quarter then?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES INTERNATIONAL INC - CFO & VP

Yes, sir.

DAVID LEIKER - ROBERT W. BAIRD - ANALYST

OK. And then one other question on the other income line, you know, the joint venture, can you quantify at all how much of that gain is currency versus volume?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES INTERNATIONAL INC - CFO & VP

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A good deal of it is the translation of Euro into dollars, but the Hungarian operation continues to post weekend and -- week in and week out good volumes. A lot of the dollar gain is a result of that Euro translation.

DAVID LEIKER - ROBERT W. BAIRD - ANALYST

And then just any comment on the other income piece of that?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES INTERNATIONAL INC - CFO & VP

Well, that's your transaction gains, particularly in your peso, where you record a receivable or payable at one level and when you actually go to settle up, you get a gain. So that was a gain mostly on the peso movement.

DAVID LEIKER - ROBERT W. BAIRD - ANALYST

Great. Thank you.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES INTERNATIONAL INC - CFO & VP

Thanks, David.

OPERATOR

Our next question comes from David Siino from Gabelli Company. Please state your question.

DAVID SIINO - GABELLI COMPANY - ANALYST

Two quick questions, Jeff. One, if you can just refresh my memory on the backlog in terms of revenue what you're expecting this year and next in terms of incremental new business, and also do you have a break even date or estimation of a date when the components business will break even?.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES INTERNATIONAL INC - CFO & VP

Well, to answer your first question, I guess what I have been saying is that -- is that if production is level, that is, the 12 and a half plus million wheels we go into the year with is flat, then we have enough to record it at 10 to 12% increase and then obviously you have to decide what happens to the base of our business. In other words, the backlog is probably worth 12% to 15%. What happens to the existing orders that we're working off, such as Mustangs and explorer.

DAVID SIINO - GABELLI COMPANY - ANALYST

Sure.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES INTERNATIONAL INC - CFO & VP

So I still maintain that level, and the F-150 being a big chunk of that.

DAVID SIINO - GABELLI COMPANY - ANALYST

OK.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES INTERNATIONAL INC - CFO & VP

And the second question is, we believe that we're doing a lot of analysis now, and we were learning a lot with this business. Obviously, the bedplate was an important strategic move, although not necessarily a highly profitable one, but important for business strategic reasons, to learn about and be called on by our customer rather than us initiating it to do program, which recognizes us as a viable supplier. We believe that somewhere going out of 2004 is what I have been saying, that we will start to see near break even levels. It is just hard to determine at this point, but I hope to have some more information on that next quarter. We were doing quite a bit of proform analysis now, trying to get our hands around that business. Obviously, the bedplate caused us a slight (inaudible) turn, if you will, in terms of that analysis; we had to add extra people and all, which were now removing, and so we should be able to get a handle on that but I have been saying I won't depart from that. When I get to the $30 to $40 million of volume, we should be at break even at positive levels.

DAVID SIINO - GABELLI COMPANY - ANALYST

OK, thanks, Jeffrey Ornstein.

OPERATOR

Our next question comes from Gregory Ter Faje from Morgan Stanley. Please state your question.

GREGORY TER FAJE - MORGAN STANLEY - ANALYST

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Good afternoon, Jeffrey Ornstein. Just a quick follow up here. On the margin, the gross margin compression you guys saw, you cited that it was about 200 basis points due to the increase in the (inaudible) suspension business and you cite a couple of other factors that depress the gross margin, could you sort of clarify, which was the biggest within that, and if you could put some numbers around that?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES INTERNATIONAL INC - CFO & VP

Well, I really don't believe it is our obligation to define, you know, the details of our financial statements. I would like to point to each of the items that I mentioned in my discussion as being reasonably significant to the company. You know, the mix shifts, the energy, the launches, the shutdowns, the extra-maintenance, those are all good enough factors that I mentioned them so at least they are significant enough in your mind to mention them and I think, as I have answered before, some of those will continue into the third quarter. So I would rather not get into the details of our books and records except to say that each of those were a factor and including the customer reductions.

GREGORY TER FAJE - MORGAN STANLEY - ANALYST

OK, and then in regards to the Hungarian JV, with the strong volumes you guys have seen there have you thought about expanding that further?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES INTERNATIONAL INC - CFO & VP

Well, we actually have just completed an expansion there by our casting abilities and that was recently completed and approved, which should enable us to be in a position to take on new orders, and also serve as a potential backup for any squeezes we have here. My marketing people are still concerned that with all of this new business we were taking on, if we get an uptake in business here we are going to be scrambling to make orders, and we may very well position that capacity, we have put on as a backup and that will be helpful, and we are keeping in mind our strategy, our idea here is not to build a new bricks and mortar factory, but to take with that, which we could in terms of our existing facilities and expand it and we believe, although that is weighing down our margins right now, that is long-term the right strategy. So we don't have to idle an entire plant. We can see a slow down. We can cut back on one plant. Plus again, superior has system-wide compatibility so that we are doing a lot of moving of wheels, you know, you cannot do it overnight or in a week, but certainly given 30, 60, 90 days, we can move programs, when one plant -- let's just say that Mustang gets slow and the F-150 does really well, we can move between plants and try to balance that load as among our plants.

GREGORY TER FAJE - MORGAN STANLEY - ANALYST

OK. And then with the change in the dividend law, have you guys given any thought to that as opposed to buying back shares?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES INTERNATIONAL INC - CFO & VP

It's a lively discussion here at the company. We have had a long history and I think we're cited in "USA Today" as being one of the real dividend payers. With today's money market rates, our dividend yield is not so bad. But it has been something that we talk about. We have had had a history. Louis Borick, our chairman is kind of a traditional sort of a guy and every May he increases the dividend and likes to announce it at the shareholders' meeting. Its kind of one of our rituals. But we clearly -we have a board meeting coming up and we will put that on the table. I can't indicate you whether any action will be taken. We have a high-class conservative position on our cash position. We don't like paying interest to banks and we don't like to be having creditors meeting worrying about expanding facilities when we need to.

GREGORY TER FAJE - MORGAN STANLEY - ANALYST

OK, thank you.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES INTERNATIONAL INC - CFO & VP

You're welcome.

OPERATOR

Our next question comes from Christopher D. Manuel from McDonald's Investments. Please state your question.

CHRISTOPHER D. MANUEL - MCDONALD'S INVESTMENTS - ANALYST

Good morning Jeff.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES INTERNATIONAL INC - CFO & VP

Hi, Chris.

CHRISTOPHER D. MANUEL - MCDONALD'S INVESTMENTS - ANALYST

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A couple of questions for you. You kind of hinted margins may not come back up as quickly and that there may be some additional business come. How much new business are we talking about? Historically you have talked about growth rates, longer term, being in that 10 to 15%. Could we see those tick up?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES INTERNATIONAL INC - CFO & VP

Are you talking about volume now or Margin

CHRISTOPHER D. MANUEL - MCDONALD'S INVESTMENTS - ANALYST

I'm sorry. Volume. Volume pick up.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES INTERNATIONAL INC - CFO & VP

Clearly we are going to see volume pick up as the F-150 for example next year becomes annualized. There's no question we will see volume pick up. We are a company that has -- you know, for the nature of our company and let me remind you that we supply, you know, an auto part to a very troubled industry, we already post very, very high margins compared to our peer group. So for me to sit here and commit to you that we can raise margins above that which we have seen historically would be wrong. I would say to you that there are periods when we have incremental volumes that we should be able to have a tick up in margin as compared to a prior period.

But -- and you have seen that historically with Superior, that when we get a robust schedule at the beginning of a quarter, the plants don't get, you know, changed quite a bit and they're able to schedule and do their setups and do their scheduling and man their plants appropriately, we have a tick up in margin. But beyond that, I really cannot commit to higher margins. We are in an industry that is struggling for market share. They're struggling to make money. They have legacy costs that are killing them. So we're dealing with a business partner and a -- I hope we can say that, that our partners, GM, Ford, Chrysler, have problems. And we can't just sit back and say, hello, we're Superior Industries (SUP) and we're going to charge whatever we want. We have to work with them to bring prices in line with their needs. If that means Superior can't post 12% after tax and has to post 9.5 after tax, I think that's something we're -- and we have said as a philosophy we will do to help our customers out. And in return, it's note a one-way negotiation. In return, we make sure that we maintain the programs that we have and continue to get incremental programs.

CHRISTOPHER D. MANUEL - MCDONALD'S INVESTMENTS - ANALYST

OK, so if I understand that, we should expect to see margins tick back up but maybe not to the historical highs and, at the same time, we could see some incremental business.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES INTERNATIONAL INC - CFO & VP

I think that's well stated. I couldn't have said it any better.

CHRISTOPHER D. MANUEL - MCDONALD'S INVESTMENTS - ANALYST

So from a real shipment standpoint as I look into '04 and beyond, I think in the past you have talked about an 8% to 15% range depending on mix. Should I think of that maybe as a 9 to 16 or as a 10-17 or something? Should I think of that stepping up also?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES INTERNATIONAL INC - CFO & VP

Well, it's unfortunately too exact a forecast. I can't forecast that closely.

CHRISTOPHER D. MANUEL - MCDONALD'S INVESTMENTS - ANALYST

OK. The second question I had concerned the inventory impart in 2Q '03. You said you pulled about $10 million out of inventory. Do you have -- how much you think that impacted you in the quarter?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES INTERNATIONAL INC - CFO & VP

Well, the impact was on capacity utilization. Despite the fact you are seeing sales numbers that are comparable, the 210 to the 211, you did have 6% less wheels being made and perhaps 10 or 20% more capacity. So my capacity utilization clearly took a hit and that weighed down margins. That was one of the factors I discussed. We were down--we actually made 6% less wheels. We shipped out of inventory in order to make 2% less sales. That had a factor, that shipping out of inventory is good. You get the margin when you sell the product and you have a factory that doesn't cover its fixed cost absorption as good as it does when it's manufacturing up to its capacity.

CHRISTOPHER D. MANUEL - MCDONALD'S INVESTMENTS - ANALYST

OK. Thank you.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES INTERNATIONAL INC - CFO & VP

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SUP - Q2 2003 SUPERIOR INDUSTRIES EARNINGS CONFERENCE CALL

Thank you.

OPERATOR

Our next question comes from John Rogers from Wachovia Securities. Please state your question.

JOHN ROGERS - WACHOVIA SECURITIES - ANALYST

Hi, Jeff. I just have a quick question on working capital. You went through the components of working capital pretty quickly. Can you give us the working capital contribution overall for the quarter?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES INTERNATIONAL INC - CFO & VP

Well, we haven't really computed that exactly, but current assets were pretty well flat, and current liabilities were down slightly, so I'm not sure what you're asking.

JOHN ROGERS - WACHOVIA SECURITIES - ANALYST

OK.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES INTERNATIONAL INC - CFO & VP

What you were looking for.

JOHN ROGERS - WACHOVIA SECURITIES - ANALYST

So working capital was a slight use in the quarter?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES INTERNATIONAL INC - CFO & VP

It looks that way. Even though inventories came down. You had a pretty offsetting spike up in receivables. When you have-- the nature of our business is such when you have a big third month of the quarter as compared to a year ago, it sits in receivables until 40 days later.

JOHN ROGERS - WACHOVIA SECURITIES - ANALYST

OK. And then, can you comment just on your efforts in China? I think last quarter you talked a little bit about some trips that Steve was taking to China. Can you give us an update?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES INTERNATIONAL INC - CFO & VP

Well, Steve was tied up in a meeting previously but he has joined me so I'm going to throw that one over to Steve.

STEVEN J BORICK - SUPERIOR INDUSTRIES INTERNATIONAL INC - PRESIDENT, COO

Thanks, Jeff. Good morning/afternoon, gentlemen/ladies. It's kind of interesting. As Jeff mentioned, I read a speech and I heard some of the questions. You know, the -- are looking at all kinds of ways of helping themselves and consequently we're looking at how we're going to not only help our customer but continue to make this company the viable organization it is and will be in the future. So we have been hard at looking at what do we do next in the way of plants. What do we do next in the way of costs, efficiencies for the organization. We have developed a couple of interesting initiatives.

That's where I was in a couple-hour meeting this morning with all of our plants throughout the country, having a serious discussion about some of the these new cost initiatives through efficiencies and automation that we're developing and things are starting things are studying together which is quite exciting for us. But on the same terms, the pressures are still there. The pressures are there to go overseas. The pressures are there to look at other alternatives. We don't believe that there is, in some cases, a significant pricing difference as what are being reported today. Because nobody really understands the complexity of this business as well as we and those that have been in the business for a long time. So that means that, for instance, in Asia in general, the idea of what it's going take in quality systems to get up to speed and what it's going to take in the way of plant equipment to do what is necessary to adhere to the high standards is really going to end up costing these companies in Asia more than what they realize today.

I believe the way they're quoting business is really irresponsible in some cases. But the OLE's don't really have that thought in mind. What they have in mind is they see a lower price point and how are we in some cases going match that. As we have gone through different scenarios what we have found out is there are opportunities, but as I said. We don't believe the opportunities are significant. Ask and we need to really address that in a more detailed manner. What I am doing at this point, I am taking a team over to Asia in the middle of August.

We're working with one particular company that we're presenting a join venture operation to try to get something put together in going forward in a joint venture, but we're really going to get into the nitty-gritty on the cost side. We spent yesterday for three hours with another Asian group in the office here talking through some of these things. What really came out of the meeting was most interesting is this particular group said, we really need your help in

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SUP - Q2 2003 SUPERIOR INDUSTRIES EARNINGS CONFERENCE CALL

order to get where we need to go. What that tells me is, even as the OEM's are looking at some price reductions, wheels may not be that particular product that ends up being the pan sea of savings that they believe it is. In the meantime we're responsible to make those decisions by making every effort that we can. So again another trip to Asia in August. SARS is quiet down enough and I feel comfortable going over there.

We will look at land sites this time and get into the details to determine if, in fact, that makes the best sense. As a side note, our next can operation is going to -- is doing so well. As we do some pricing comparable, we like what we're seeing down there. I'm not going to suggest I'm going to build a plant in Mexico. But one of the interesting things that hasn't really been talked about is that, with all of the loss of jobs coming out of Mexico because of Asia and china in particular, what I'm seeing for the first time is some potential opportunities in Mexico in some of the states of Mexico, if you will, in giving us some opportunities for land, for energy, for water, et cetera, it set remarks that we haven't seen in the past, that could have significant impacts over maybe a five- or 10-year period of our cost of production by building potentially another plant to in a place like Mexico. That's something also we're going to address. I'm going to down to Mexico at the end of the month and meet with a team there in Chihuahua, Mexico and look at the opportunities there.

JOHN ROGERS - WACHOVIA SECURITIES - ANALYST

That's good information about Mexico. How does this potential Chinese joint venture reconcile with the capacity expansions that you have already made in your other facilities?.

STEVEN J BORICK - SUPERIOR INDUSTRIES INTERNATIONAL INC - PRESIDENT, COO

Well, I think what we're seeing is the OEM's are looking for a way to say superior is mixing up the price's little bit by having some production that will be exported back to America. What we're looking at is really two fold. The potential of some level of export but also to become part of the domestic market in Asia. And so maybe we're looking at a couple millimeter real capacity initially, with maybe 50% going to the domestic market and 50% of it being exported. So it's not going to impact our plants significantly from a capacity utilization standpoint. And what I'm finding as part of our initiative to look at cost reductions is the fact that, in fact, we believe there's a certain level in our plants where our capacity makes the most sense cost-wise and mix of wheels makes of the most sense cost-wise for this particular plant and its capabilities so we will be looking that as part of the cost initiative to shift the wheel production from plant to plant to become more proficient in what a specific plant might have a specific expertise at doing better than another plant.

JOHN ROGERS - WACHOVIA SECURITIES - ANALYST

Thank you.

OPERATOR

Our next question comes from Max George from Ivory Capital. Please state your question.

MAX GEORGE - IVORY CAPITAL - ANALYST

I just had a quick question on the competitive landscape and any competition you see from haze here emerging out of Bankruptcy Court this quarter.

STEVEN J BORICK - SUPERIOR INDUSTRIES INTERNATIONAL INC - PRESIDENT, COO

It's premature. A lot has been publicly announced about Hayes coming out of bankruptcy but does that mean they walk into OEM and say here we are out of OEM, we're the guys that let you down, had bad quality. There's going to be a period of time for that to take place. No question but that our purchasing agencies that our customers are going to use that as a particular purchasing level sale work, we have another liable supplier, but we have to keep in mind that we have spent $80 million this year. I have questioned how much Hayes has actually spent in preparing for larger wheels, for increased quality systems, for increased customer service and requirements, et cetera. So I do not have any specific news on Hayes other than this (inaudible) we clearly are not ego physical enough to recognize that we have competition and we monitor it closely and just try to do the best job we can.

MAX GEORGE - IVORY CAPITAL - ANALYST

Do you think the Hayes coming out of bankruptcy is there any different from the one sort of going in terms of having of you know having a different team behind it and all that is up.

STEVEN J BORICK - SUPERIOR INDUSTRIES INTERNATIONAL INC - PRESIDENT, COO

It is only a smaller company, and I have assume it stronger, so you know If you are a good company and do you do your job well, competition, sometimes strong competition can be helpful as opposed to harmful because weak competitors often will stretch in and "low prices " they will never deliver in, but temporarily it puts a strain on your business relationship.

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SUP - Q2 2003 SUPERIOR INDUSTRIES EARNINGS CONFERENCE CALL

STEVEN J BORICK - SUPERIOR INDUSTRIES INTERNATIONAL INC - PRESIDENT, COO

They will be aggressive. There is no question. They have significant debt. They are going to have to make sure they make those payments every month. We are recognizing that and we are looking at it and so are the OE's, and there is a fact of life in making a wheel, it is not an easy thing. No matter what anybody says, it is a very complicated, getting more complicated everyday, larger sizes, more finishes, different styles, it is what the consumer wants. The OE's at certain levels recognize that complexity. Purchasing, of course, they are always looking for how to better the pricing, but let us face it: There is a point in time when the profitability gets too thin, and if these companies out there that are our competitors wish to do that, it will only be a matter of time before we will be sitting in a discussion here again about, (inaudible), and there are two more players fell out of the market because they priced themselves right out of the market on the low-side. We will work with our OE's to do (inaudible) to maintain business. We are not going to give our margins away more than we need to under strategy that I have developed is more international business or more transplant business, if you will, more Daimler Chrysler business, less reliance on Ford and General Motors yet, they are our primary customers, we recognize that and if we had to take less margin for a moment in time as it flash (inaudible) to continue to grow this business that is exactly what we will do.

STEVEN J BORICK - SUPERIOR INDUSTRIES INTERNATIONAL INC - PRESIDENT, COO

OK that was helpful. Thank you very much.

OPERATOR

Our follow-up question comes from David Leiker from Robert W. Baird. Please state your question.

DAVID LEIKER - ROBERT W. BAIRD - ANALYST

Hello again. If we look at the up series and the wheels they are shipping on there, are those, typically in terms of mix, are those typically better priced wheels and turned to average price and then what the overall business is?

STEVEN J BORICK - SUPERIOR INDUSTRIES INTERNATIONAL INC - PRESIDENT, COO

It is a good try but we do not answer questions of product-by-product margins.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES INTERNATIONAL INC - CFO & VP

Rather a $180 a wheel that it was, come on, David. You know better.

DAVID LEIKER - ROBERT W. BAIRD - ANALYST

And I just tried to follow up on this comment that the thing upon (inaudible) vehicles launch you could see burning shipment between Q3 and Q4 or that is something we are talking a nickel, a dime, a quarter, that risk of moving around?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES INTERNATIONAL INC - CFO & VP

Yeah, that is the potential that the second number could be potentially a shift

DAVID LEIKER - ROBERT W. BAIRD - ANALYST

I would not be uncomfortable if you lowered your third quarter by 10 cents.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES INTERNATIONAL INC - CFO & VP

OK, thank you.

DAVID LEIKER - ROBERT W. BAIRD - ANALYST

Thank you.

OPERATOR

As a reminder, if have you a question, please press "star one" on your pushbutton telephone. I'm showing no further questions.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES INTERNATIONAL INC - CFO & VP

Well then, thank you very much for your time. I know it was a very busy day with several other companies reporting, so I appreciate all of you were on the call and I am sure some of you will be on the replay. I will talk to you all later, thank you, have a nice day.

OPERATOR

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                                                                FINAL TRANSCRIPT

SUP - Q2 2003 SUPERIOR INDUSTRIES EARNINGS CONFERENCE CALL

Ladies and gentlemen, this concludes our conference for today. Thank you, and have a good day.